                       CONECTIV DELMARVA GENERATION, INC.

                                      B.4.3

                       CERTIFICATE OF OWNERSHIP AND MERGER

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             DPL REIT HOLDING, INC.
                            (a Delaware Corporation)

                                  WITH AND INTO
                                 DPL REIT, INC.
                            (a Delaware Corporation)


                         Pursuant to Section 253 of the
                       General Corporation Law of Delaware



         DPL REIT Holding, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST: That the Company was incorporated on the 12th day of March, 1998, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State into a subsidiary corporation organized and existing under the laws of said State.

         SECOND: That the Company owns 100% of the stock of DPL REIT, Inc., a corporation incorporated on 12th day of March, 1998, pursuant to the General Corporation Law of the State of Delaware, and having no class of stock outstanding other than said Capital Stock.

         THIRD: That the following resolutions have been adopted by the Board of Directors of the Company by unanimous written consent on December 31, 1999:

                           RESOLVED, that effective upon the filing of an
                  appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of the State of Delaware (but subject to the approval of the sole stockholder of the Company), the Company merge and it hereby does merge itself into DPL REIT, Inc., which will assume all obligations of the Company; and

                           FURTHER RESOLVED, that the terms and conditions of
                  the merger are as follows: Upon the proposed merger becoming effective, each outstanding share of DPL REIT, Inc. capital stock (DPL REIT Stock"), held of record by the Company shall cease to be outstanding, without any payment being made in respect thereof; and each share of Common Stock of the Company shall be converted into one (1) share of Capital Stock, $1.00 per share of DPL REIT, Inc., certificates for which shall be issued to the sole stockholder of the Company upon surrender to DPL REIT, Inc. of such stockholder's certificates formerly representing such shares of Common Stock of the Company; and

                           FURTHER RESOLVED, that the proposed merger be
                  submitted to the sole stockholder of the Company and that upon receiving unanimous written consent of such stockholder the proposed merger shall be approved; and

                           FURTHER RESOLVED, that DPL REIT, Inc., as the
                  surviving corporation in the merger, shall notify each stockholder of record of said DPL REIT, Inc. within ten days after the effective date of the merger that the merger has become effective; and

                           FURTHER RESOLVED, that DPL REIT, Inc., as the
                  surviving corporation in the merger, shall change its name to "Conectiv Delmarva Generation, Inc."; and

                           FURTHER RESOLVED, that any one or more of the
                  President, Vice President, General Manager or other proper officers of the Company be, and each of them is authorized and directed on behalf of the Company to take all such other action, including the preparation, execution, acknowledgment, delivery and filing of applications, certificates, undertakings, notices and other agreements and documents, with appropriate persons, including governmental authorities, as they may deem necessary or advisable in order to carry out and effectuate the intent and purposes of the foregoing resolutions; and

         FOURTH That the merger evidenced by this certificate shall become effective as of the date it is filed.

         FIFTH: That the Certificate of Incorporation of DPL REIT, Inc. shall be the Certificate of Incorporation of the surviving corporation.

         SIXTH: That this merger has been adopted and approved in accordance with Section 253 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, DPL REIT Holding, Inc., Inc., a Delaware corporation has caused this certificate to be signed by its Vice President this 31st day of December, 1999.


                                        DPL REIT HOLDING, INC.


                                        By:
                                           -------------------------------------
                                           John C. van Roden, Jr.
                                           Senior Vice President
ATTEST:

By:
    ----------------------------------------
    Diana C. DeAngelis
    Assistant Secretary